First Amendment to Consulting Agreement
This First Amendment (“Amendment”), effective this 30th day of October, 2025, amends that Consulting Agreement effective as of March 5, 2025 (“Original Agreement,” and as amended by this Amendment, the “Agreement”), entered into by and between Daktronics, Inc. (“Company”) and Reece A. Kurtenbach (“Consultant”), as follows:
1.Definition. Any capitalized term not otherwise defined in this Amendment shall have the meaning given to it in the Original Agreement.
2.Extension of Term. In accordance with paragraph 1 of the Original Agreement, the Parties agree to extend the Term of the Agreement for an additional term up to three (3) months (the “Extended Term”). The Extended Term will commence on November 1, 2025 and end on January 31, 2026 unless earlier terminated in accordance with the terms of the Agreement.
3.Compensation. Consultant will be paid a flat fee of $30,000 per month for Services rendered during the Extended Term (the “Extended Term Compensation”). Consultant and Company agree that no portion of the Extended Term Compensation shall be attributable to any Services performed prior to the commencement of the Extended Term. If the Agreement expires earlier than January 31, 2026 because Consultant is terminated for the Company’s convenience and not as a result of the Consultant’s material breach of the Agreement, the Consultant will be entitled to a pro-rata portion of the monthly fee for the portion of the month in which Services are provided. The Consultant’s fee will be payable in accordance with the Company’s standard payment practices for consultants and is subject to paragraph 3(c), paragraph 4, and all other terms of the Original Agreement. Notwithstanding the foregoing, paragraph 17 of the Original Agreement does not apply to the Extended Term Compensation.
4.Remaining Terms. Except as expressly amended herein, all other terms and conditions of the Original Agreement shall remain in full force and effect.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this First Amendment as of the date first written above.

Daktronics, Inc. (Company)	Consultant

By: /s/ Andrew Siegel	/s/ Reece A. Kurtenbach
Andrew Siegel	Reece A. Kurtenbach
Chair of the Board